Exhibit 99.1

CONTACTS:	Dennis M. Oates	Christopher T. Scanlon	June Filingeri
	Chairman,	VP Finance, CFO	President
	President and CEO	and Treasurer	Comm-Partners LLC
	(412) 257-7609	(412) 257-7662	(203) 972-0186

FOR IMMEDIATE RELEASE

UNIVERSAL STAINLESS REPORTS FIRST QUARTER 2020 RESULTS

◾	Q1 2020 Sales total $58.5 million; Aerospace sales rise 12.7% sequentially
◾	Q1 2020 Net Loss of $1.4 million, or $0.16 per diluted share
◾	EBITDA totals $4.0 million in Q1 2020
◾	Quarter-end Backlog of $110.7 million versus $119.1 million at end of Q4 2019

BRIDGEVILLE, PA, April 22, 2020 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) today reported that net sales for the first quarter of 2020 were $58.5 million, an increase of 6.0% from $55.2 million in the fourth quarter of 2019, and 2.9% lower than $60.3 million in the first quarter of 2019.

Chairman, President and CEO Dennis Oates commented: “Amidst growing dislocation in several of our end markets, there were some bright spots in our top-line performance in the first quarter with net sales up 6.0% from the 2019 fourth quarter along with 12.7% sequential growth in our aerospace market sales. Additionally, tool steel sales continued to recover, increasing 30.0% from the fourth quarter of 2019. These positive factors offset sequentially lower power generation and oil and gas sales. We concluded the quarter with backlog at $110.7 million.

“We have been able to keep our plants operational while we work through our backlog, however the coronavirus has presented substantial challenges which negatively impacted the efficiency of our operations and our gross margin. The Company expects the significance of the pandemic to be dictated by its duration and the impact of actions taken by governmental entities and others in response.

“We have initiated cost-cutting actions and operating plans to strengthen liquidity and results of operations. Above all, we are committed to the health and well-being of our employees—without their continued dedication our progress would not be possible.”

COVID-19 Response Summary

•	Each of the Company’s facilities is considered to be an essential operation and remains operational in accordance with the laws of the states in which the facilities are located.

•	The Company continues to monitor the pandemic’s impact on the markets the Company serves, such as the aerospace and oil & gas markets.

•

While the Company expects the effects of the pandemic and the related responses to negatively impact its results of operations, cash flows and financial position, the uncertainty over the duration and severity of the economic and operational impacts of COVID-19 means the Company cannot reasonably estimate the related impacts at this time.

Paycheck Protection Program Funding

The Company has entered into a term note in a principal amount of $10.0 million pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act. Receipt of these funds on April 17, 2020 has enhanced the Company’s financial flexibility and further strengthened its liquidity position.

Quarterly Results of Operations

Sales of premium alloys totaled $7.7 million, or 13.1% of sales, in the first quarter of 2020, compared with $7.4 million, or 13.4% of sales, in the fourth quarter of 2019, and $9.4 million, or 15.6% of sales, in the first quarter of 2019. Premium alloy sales are substantially driven by the aerospace market. Challenges from the aerospace market have been influenced by the Boeing 737 Max production situation, however going forward these challenges are severely exacerbated by the drop off in global air travel in response to COVID-19. Accordingly, we expect our customers to take a conservative approach on order entry.

The Company’s gross margin for the first quarter of 2020 was 8.4% of sales, compared with 10.6% of sales in the fourth quarter of 2019, and 12.2% of sales in the first quarter of 2019.

Selling, general and administrative expenses were $5.9 million, or 10.1% of sales, in the first quarter of 2020, compared with $5.3 million, or 9.5% of sales, in the fourth quarter of 2019, and $5.0 million, or 8.2% of sales, in the first quarter of 2019.

The net loss for the first quarter of 2020 was $1.4 million, or $0.16 per diluted share, compared with net income of $0.2 million, or $0.02 per diluted share, in the fourth quarter of 2019, and $1.2 million, or $0.14 per diluted share, in the first quarter of 2019.

The Company’s EBITDA for the first quarter of 2020 was $4.0 million, compared with $5.5 million in the fourth quarter of 2019, and $7.0 million in the first quarter of 2019.

Managed working capital at March 31, 2020 totaled $153.5 million, compared with $142.1 million at December 31, 2019, and $140.0 million at the end of the first quarter of 2019. The increase in managed working capital compared with the 2019 fourth quarter was driven mainly by lower accounts payable. Inventory totaled $146.8 million at the end of the first quarter of 2020, versus $147.4 million at the end of the 2019 fourth quarter.

Backlog (before surcharges) at March 31, 2020 was $110.7 million, compared with $119.1 million at December 31, 2019, and $130.1 million at the end of the 2019 first quarter.

The Company’s total debt at March 31, 2020 was $76.3 million, compared with $64.3 million at December 31, 2019, and $65.4 million at the end of the first quarter of 2019. Capital expenditures for the first quarter of 2020 totaled $4.0 million, compared with $4.0 million in the fourth quarter of 2019, and $5.6 million in the first quarter of 2019.

Chairman, President and CEO Dennis Oates concluded: “Both the Company and our industry are facing unique challenges in these unprecedented times. That said, Universal is strengthened by the critical products we produce and the exceptional employees working diligently and safely in our plants every day. Our operations continue to be essential, both from the definition of the government, and to service the needs of our customers. We are committed to the safety and wellbeing of our employees and to our customers.”

Conference Call and Webcast

The Company has scheduled a conference call for today, April 22nd, at 10:00 a.m. (Eastern) to discuss first quarter 2020 results. Those wishing to listen to the live conference call via telephone should dial 706-679-0668, passcode 4178768. A simultaneous webcast will be available on the Company’s website at www.univstainless.com, and thereafter archived on the website through the end of the second quarter of 2020.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., established in 1994 and headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the Company’s ability to maintain its relationships with its significant customers and market segments; the Company’s response to competitive factors in its industry that may adversely affect the market for finished products manufactured by the Company or its customers; uncertainty regarding the return to service of the Boeing 737 MAX aircraft; the Company’s ability to compete successfully with domestic and foreign producers of specialty steel products and products fashioned from alternative materials; changes in overall demand for the Company’s products and the prices at which the Company is able to sell its products in the aerospace industry, from which a substantial amount of our sales is derived; the Company’s ability to develop, commercialize, market and sell new applications and new products; the receipt, pricing and timing of future customer orders; the impact of changes in the Company’s product mix on the Company’s profitability; the Company’s ability to maintain the availability of raw materials and operating supplies with acceptable pricing; the availability and pricing of electricity, natural gas and other sources of energy that the Company needs for the manufacturing of its products; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; the Company’s success in timely concluding collective bargaining agreements and avoiding strikes or work stoppages; the Company’s ability to attract and retain key personnel; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation matters; the Company’s ability to meet its debt service requirements and to comply with applicable financial covenants; risks associated with conducting business with suppliers and customers in foreign countries; public health issues, including the outbreak of COVID-19 and its uncertain impact on our facilities and operations and our customers and suppliers and the effectiveness of the Company’s actions taken in response to these risks; risks related to acquisitions that the Company may make; the Company’s ability to protect its information technology infrastructure against service interruptions, data corruption, cyber-based attacks or network security breaches; the impact on the Company’s effective tax rates from changes in tax rules, regulations and interpretations in the United States and other countries where it does business; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These measures include earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA. We include these measurements to enhance the understanding of our operating performance.

We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to cash generating activity of our operations. Adjusted EBITDA excludes the effect of share-based compensation expense and other non-cash generating activity such as impairments and the write-off of deferred financing costs. We believe that excluding these costs provides a consistent comparison of the cash generating activity of our operations. We believe that EBITDA and Adjusted EBITDA are useful to investors as they facilitate a comparison of our operating performance to other companies who also use EBITDA and Adjusted EBITDA as supplemental operating measures. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measures. These non-GAAP measures may not be entirely comparable to similarly titled measures used by other companies due to potential differences among calculation methodologies. A reconciliation of these non-GAAP financial measures to their most directly comparable financial measure prepared in accordance with GAAP is included in the tables that follow.

[TABLES FOLLOW]

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

FINANCIAL HIGHLIGHTS

(Dollars in Thousands, Except Per Share Information)

(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2020	2019
Net sales	58,494	60,271
Cost of products sold	53,585	52,901

Gross margin	4,909	7,370
Selling, general and administrative expenses	5,908	4,966

Operating (loss) income	(999)	2,404
Interest expense	896	854
Deferred financing amortization	56	59
Other (income) expense, net	(17)	21

(Loss) income before income taxes	(1,934)	1,470
(Benefit) provision for income taxes	(523)	248

Net (loss) income	$(1,411)	$1,222

Net (loss) income per common share—Basic	$(0.16)	$0.14

Net (loss) income per common share—Diluted	$(0.16)	$0.14

Weighted average shares of common stock outstanding:
Basic	8,801,337	8,761,538
Diluted	8,801,337	8,860,525

MARKET SEGMENT INFORMATION

	Three months ended March 31,
Net Sales	2020	2019
Service centers	$42,884	$43,056
Original equipment manufacturers	5,695	5,226
Rerollers	5,105	6,031
Forgers	3,900	4,821
Conversion services and other sales	910	1,137

Total net sales	$58,494	$60,271

Tons shipped	10,120	10,160

MELT TYPE INFORMATION

	Three months ended March 31,
Net Sales	2020	2019
Specialty alloys	$49,920	$49,764
Premium alloys *	7,664	9,370
Conversion services and other sales	910	1,137

Total net sales	$58,494	$60,271

END MARKET INFORMATION **

	Three months ended March 31,
Net Sales	2020	2019
Aerospace	$42,398	$42,607
Power generation	2,217	2,503
Oil & gas	4,404	5,376
Heavy equipment	6,141	6,444
General industrial, conversion services and other sales	3,334	3,341

Total net sales	$58,494	$60,271

*	Premium alloys represent all vacuum induction melted (VIM) products.
**

The majority of our products are sold to service centers rather than the ultimate end market customers. The end market information in this press release is our estimate based upon our knowledge of our customers and the grade of material sold to them, which they will in-turn sell to the ultimate end market customer.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2020	December 31, 2019
Assets

Cash	$233	$170
Accounts receivable, net	36,614	35,595
Inventory, net	146,779	147,402
Other current assets	8,877	8,300

Total current assets	192,503	191,467
Property, plant and equipment, net	173,994	176,061
Other long-term assets	758	871

Total assets	$367,255	$368,399

Liabilities and Stockholders’ Equity

Accounts payable	$29,907	$40,912
Accrued employment costs	3,762	4,449
Current portion of long-term debt	17,203	3,934
Other current liabilities	799	830

Total current liabilities	51,671	50,125
Long-term debt, net	59,075	60,411
Deferred income taxes	10,472	10,962
Other long-term liabilities, net	3,681	3,765

Total liabilities	124,899	125,263
Stockholders’ equity	242,356	243,136

Total liabilities and stockholders’ equity	$367,255	$368,399

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

	Three months ended March 31,
	2020	2019
Operating activities:
Net (loss) income	$(1,411)	$1,222
Adjustments for non-cash items:
Depreciation and amortization	5,025	4,646
Deferred income tax	(525)	235
Share-based compensation expense	511	432
Changes in assets and liabilities:
Accounts receivable, net	(1,019)	(2,003)
Inventory, net	12	(12,962)
Accounts payable	(9,161)	(1,314)
Accrued employment costs	(687)	(4,390)
Income taxes	7	12
Other, net	(524)	(3,719)

Net cash used in operating activities	(7,772)	(17,841)

Investing activity:
Capital expenditures	(4,042)	(5,557)

Net cash used in investing activity	(4,042)	(5,557)

Financing activities:
Borrowings under revolving credit facility	49,232	50,450
Payments on revolving credit facility	(34,872)	(29,339)
Payments on term loan facility, finance leases, and notes	(2,483)	(2,472)
Bank overdrafts	—	1,276
Proceeds from the exercise of stock options	—	41

Net cash provided by financing activities	11,877	19,956

Net increase (decrease) in cash and restricted cash	63	(3,442)
Cash and restricted cash at beginning of period	170	4,091

Cash and restricted cash at end of period	$233	$649

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

	Three months ended March 31,
	2020	2019
Net (loss) income	$(1,411)	$1,222
Interest expense	896	854
(Benefit) provision for income taxes	(523)	248
Depreciation and amortization	5,025	4,646

EBITDA	3,987	6,970
Share-based compensation expense	511	432

Adjusted EBITDA	$4,498	$7,402